Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

AMPHASTAR PHARMACEUTICALS, INC.

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

1.2 OTHER OFFICES

The Board of Directors of the corporation (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time.

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors whose term of office expires at such meeting shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING

Subject to the rights of the holders of any series of Preferred Stock (as defined below) then outstanding, special meetings of the stockholders may be called at any time only by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer, or the Board acting pursuant to a resolution duly adopted by a majority of the Whole Board (as defined below), and any power of stockholders to call a special meeting is expressly denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. The term “Whole Board” shall mean the total number of authorized directors of the corporation whether or not there exist any vacancies in previously authorized directorships. The term “Preferred Stock” shall mean any class or series of stock of the corporation having a preference over the common stock of the corporation as to dividends or upon liquidation.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS; EXCEPTION TO REQUIREMENTS OF NOTICE

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of the State of Delaware), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate of Incorporation of the corporation, as the same may be amended and/or restated from time to time (as so amended and restated, the “Certificate”), provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given under the General Corporation Law of the State of Delaware, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful. Whenever notice is required to be given, under any provision of the General Corporation Law of the State of Delaware, the Certificate or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the General Corporation Law of the State of Delaware. The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation and otherwise is given when delivered. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM

The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the Certificate or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, then the holders of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board in its sole discretion pursuant to Section 211(a)(2) of the General Corporation Law of the State of Delaware), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 2.6 herein.

2.8 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as otherwise provided in the provisions of Section 213 of the General Corporation Law of the State of Delaware (relating to the fixing of a date for determination of stockholders of record), or as may be otherwise provided in the Certificate, each stockholder shall be entitled to one (1) vote for each share of stock having voting power held by such stockholder.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these Bylaws, the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected in the manner provided in section 3.4.

2.9 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate or these Bylaws.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT

Except as otherwise provided in the Certificate or these Bylaws, any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Notwithstanding the foregoing, effective upon the closing of a firm commitment public offering of common stock of the corporation (the “Initial Public Offering”), any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, subject to the rights of the holders of any Preferred Stock of the corporation then outstanding.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

If the Board does not so fix a record date:

(a)                                 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)                                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of the

State of Delaware or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering a revocation of proxy or a new proxy bearing a later date to the Secretary of the corporation.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE; STOCK LEDGER

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) for a period of at least ten (10) calendar days prior to the meeting during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.14 NOTICE OF BUSINESS TO BE BROUGHT BEFORE A MEETING.

(a)                                 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in this Section 2.14 as to such business. Except for proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with the notice procedures set forth in Section 2.15 of these Bylaws, and this Section 2.14 shall not be applicable to nominations except as expressly provided in Section 2.15 of these Bylaws.

(b)                                 Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)                                  To be in proper form for purposes of this Section 2.14, a stockholder’s notice to the Secretary shall be required to set forth:

(i)                                     As to the stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the corporation’s books, and of each other Proposing Person and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the stockholder providing the notice or any other Proposing Persons, except that such stockholder and such other Proposing Persons shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such stockholder or such other Proposing Persons has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)                                  As to the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such business is proposed) and each other Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, or any other Proposing Person, the purpose or effect of which is to give such stockholder or beneficial owner, as applicable, or such other Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such stockholder or beneficial owner, as applicable, or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such shares or (z) such stockholder or beneficial owner, as applicable, or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction, (B) any proxy (other than a revocable proxy given in response to a non-exempt proxy solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, as applicable, or any other Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner, as applicable, or such other Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation

(“Short Interests”), (D) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such stockholder or beneficial owner, as applicable, or any other Proposing Person that are separated or separable from the underlying shares of the corporation, (E) any performance related fees (other than an asset based fee) that such stockholder or beneficial owner, as applicable, or any other Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such stockholder or beneficial owner, as applicable, or any other Proposing Person is not a natural person, the identity of the natural person or persons associated with such stockholder or beneficial owner, as applicable, or such other Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder or beneficial owner, as applicable, or such other Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by the other stockholders of the corporation and that reasonably could have influenced the decision of such stockholder or beneficial owner, as applicable, or such other Proposing Person to propose such business to be brought before the meeting, and (y) if such stockholder or beneficial owner, as applicable, or any other Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by the other stockholders of the corporation and that reasonably could have influenced the decision of such stockholder or beneficial owner, as applicable, or such other Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the corporation held by such stockholder or beneficial owner, as applicable, or any other Proposing Persons (H) any direct or indirect interest of such stockholder or beneficial owner, as applicable, or any other Proposing Person in any contract with the corporation, any affiliate of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement), or any principal competitor of the corporation, (I) any pending or threatened litigation in which such stockholder or beneficial owner, as applicable, or any other Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (J) any material transaction occurring during the prior twelve months between such stockholder or beneficial owner, as applicable, or any other Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting between such stockholder or beneficial owner, as applicable, or any other Proposing Person, and (L) any other information relating to such stockholder or beneficial owner, as applicable, or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such stockholder or beneficial owner, as applicable, or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); and

(iii)                               As to each matter the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such notice is given) or any other Proposing Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such notice is given), any other Proposing Person, or any other stockholders of the corporation (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 2.14, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a non-exempt proxy solicitation pursuant to, and in accordance with, Section 14(a) of the Exchange Act. A person which is Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also acting in concert with such other person.

(d)                                 A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)                                  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.14. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)                                   This Section 2.14 is expressly intended to apply to any business proposed to be brought before an annual meeting and, to the extent consistent with Rule 14a-8 under the Exchange Act, any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.14 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. This Section 2.14 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)                                  For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.15 NOTICE OF NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS.

(a)                                 Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, or (ii) by any stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.15 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth in this Section 2.15 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b)                                 Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Section 2.14 of these Bylaws) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15. To be timely, a stockholder’s notice for nominations to be made at a special meeting by a stockholder must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.14 of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)                                  To be in proper form for purposes of this Section 2.15, a stockholder’s notice to the Secretary shall be required to set forth:

(i)                                     As to the stockholder providing the notice and each other Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.14(c)(i) of these Bylaws, except that for purposes of this Section 2.15 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(c)(i) of these Bylaws);

(ii)                                  As to the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such business is proposed) and each other Proposing Person, any Disclosable Interests (as defined in Section 2.14(c)(ii) of these Bylaws, except that for purposes of this Section 2.15 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(c)(ii) of these Bylaws and the disclosure in clause (L) of Section 2.14(c)(ii) of these Bylaws shall be made with respect to the election of directors at the meeting);

(iii)                               As to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.15 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such notice is given) or any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.14(c) of these Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or beneficial owner, as applicable, or such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (D) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation that will become effective upon the occurrence of both (1) the failure to receive the required vote for re-election at the next meeting at which such person would face re-election and (2) acceptance of such resignation by the Committee (as defined in Section 3.4(c) of these Bylaws), and (E) a completed and signed questionnaire, representation and agreement as provided in Section 2.15(f) of these Bylaws; and

(iv)                              The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 2.15, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate (within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d)                                 A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)                                  Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.15. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this Section 2.15, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f)                                   To be eligible to be a nominee for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time periods prescribed by delivery of notice under this Section 2.15) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee and the background of the stockholder (or any beneficial owner, if different) on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(g)                                  In addition to the requirements of this Section 2.15 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.16 ORGANIZATION

Meetings of stockholders shall be presided over by (a) the Chairman of the Board or, in the absence thereof, (b) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (c) any officer of the corporation elected by the Board. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the General Corporate Law of the State of Delaware or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). Unless and to the extent determined by the Board or the Chairman of the meeting, meetings of stockholders will not be held in accordance with the rules of parliamentary procedure.

2.17 NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given pursuant to the above paragraph shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (i) such posting, and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. This Section 2.17 shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the General Corporation Law of the State of Delaware.

ARTICLE III

DIRECTORS

3.1 POWERS

The business, property and affairs of the corporation shall be managed by or under the direction of the Board. In addition to the power and authorities that these Bylaws expressly confer upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate or these Bylaws to be exercised or done by the stockholders.

3.2 NUMBER OF DIRECTORS

Subject to the rights of the holders of any Preferred Stock of the corporation to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be nine (9); however, the authorized number may be changed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3 CLASSES OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

3.4 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

(a)                                 Except as provided in the Certificate, directors shall be elected at each annual meeting of stockholders to replace directors whose terms then expire, and each director elected shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board of Directors by resolution shall nominate the directors to be elected.

(b)                                 Directors need not be stockholders unless so required by the Certificate or these Bylaws, wherein other qualifications for directors may be prescribed.

(c)                                  (i)                                     Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the date that is twenty (20) days prior to the date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares present or represented by proxy and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 3.4, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

(ii)                                  In the event one or more incumbent directors (each, a “Subject Director”) fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election, either (i) the Nomination Committee or (ii) if one or more of the members of the Nomination Committee is a Subject Director or the Board determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nomination Committee, a committee consisting solely of independent directors (as determined in accordance with Nasdaq rules and listing requirements or NYSE rules and listing requirements in the event the corporation’s common stock is then listed on the NYSE) who are not Subject Directors (the committee described in clause (i) or (ii) of this sentence, the “Committee”) will make a determination as to whether to accept or reject any previously tendered Resignations (as defined below), or whether other action should be taken (including whether to request that a Subject Director resign from the Board if no Resignation had been tendered prior to the relevant Election Meeting). The Committee will act with respect to any Subject Directors within ninety (90) days from the date of the certification of the election results and shall notify the Subject Directors of its decision. The Committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in any applicable guidelines of the corporation or other policies that are to be considered by the Nomination Committee in evaluating potential candidates for the Board as such criteria relate to each Subject Director, the length of service of each Subject Director and each Subject Director’s contributions to the corporation. Subject Directors shall not participate in the deliberation or decision(s) of the Committee. Following, but not prior to, the closing of a firm commitment public offering of common stock of the corporation, the corporation shall publicly disclose the decision(s) of the Committee in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all tendered Resignations then pending and requesting resignations from incumbent directors who did not submit a Resignation prior to the relevant Election Meeting, would be that the corporation would have fewer than three directors who were in office before the election of directors, the Committee may determine to extend such 90-day period by an additional ninety (90) days if it determines that such an extension is in the best interests of the corporation and its stockholders. For purposes of this Section 3.4(c), a “Resignation” is an irrevocable resignation submitted by an incumbent director nominated for re-election prior to the relevant Election Meeting that will become effective upon the occurrence of both (i) the failure to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election and (ii) acceptance of such resignation by the Committee.

(iii)                               If a Subject Director’s tendered Resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a Subject Director’s resignation is accepted by the Committee pursuant to this Section 3.4, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of Sections 3.5 and 3.2 of these Bylaws.

(d)                                 Elections of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot. The ballot shall state the name of the stockholder or proxy voting or such other information as may be required under the procedure established by the Chairman of the meeting. If authorized by the Board, such requirement of a ballot shall be satisfied by a ballot submitted by electronic transmission provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic submission was authorized.

3.5 RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice or by electronic transmission to the corporation. Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by a majority vote of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, unless sooner displaced.

3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7 FIRST MEETINGS

The first meeting of each newly elected Board shall be held immediately after, and at the same place, if any, as, the annual meeting of stockholders, unless the Board shall fix another time and place and give notice thereof (or obtain waivers of notice thereof) in the manner required herein for special meetings of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, except as provided in this Section 3.7 and provided that a quorum shall be present.

3.8 REGULAR MEETINGS

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.9 SPECIAL MEETINGS; NOTICE

Special meetings of the Board for any purpose(s) may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or by the Chairman of the Board at the request of two (2) directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meetings.

The Secretary shall give notice of any special meeting to each director personally or by telephone or facsimile, or by first-class mail, overnight mail, courier service or telegram, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. If the notice is delivered by telegram, overnight mail or courier, it shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or hand delivery the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.10 QUORUM

At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for all purposes and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these Bylaws. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum. If only one director is authorized, such sole director shall constitute a quorum.

3.11 WAIVER OF NOTICE

Whenever notice is required to be given under any provisions of the General Corporation Law of the State of Delaware, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the General Corporation Law of the State of Delaware, the Certificate or these Bylaws.

3.12 ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the General Corporation Law of the State of Delaware, the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.14 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the General Corporation Law of the State of Delaware, the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.15 REMOVAL OF DIRECTORS

Subject to applicable laws and the rights of the holders of any series of Preferred Stock of the corporation then outstanding, unless otherwise restricted by statute, the Certificate or these Bylaws, any director, or all of the directors, may be removed from the Board with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the corporation then entitled to vote at the election of directors, voting together as a single class.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The Board may from time to time, by resolution passed by a majority of the Whole Board, designate one (1) or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, with each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

4.2 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings and meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings and notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment and notice of adjournment), and Section 3.13 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by resolution of the Board. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS

The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, shall be chosen by the Board, which shall consider such subject at its first meeting after every annual meeting of stockholders, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

5.3 SUBORDINATE OFFICERS

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the Board.

5.6 CHAIRMAN OF THE BOARD

The Chairman of the Board, if such an officer be elected from among the directors of the corporation, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer or President, then the Chairman of the Board shall also be the Chief Executive Officer of the corporation and as such shall also have the powers and duties prescribed in Section 5.7 of these Bylaws. The Chairman of the Board shall serve as chairperson of and preside at all meetings of the stockholders.

5.7 CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board.

5.8 PRESIDENT

In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Chief Executive Officer or the Chairman of the Board.

5.9 CHIEF OPERATING OFFICER

In the absence or disability of the Chief Executive Officer and the President, the Chief Operating Officer shall perform all the duties of the Chief Executive Officer and the President. When acting as the Chief Executive Officer and President, the Chief Operating Officer shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President. The Chief Operating Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Chief Executive Officer, the President or the Chairman of the Board.

5.10 SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of the Board, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. Such share register shall be the “stock ledger” for purposes of Section 2.13 of these Bylaws.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, or committee of the Board, required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.11 CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board, Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or the Chief Operating Officer. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Board and the Chief Executive Officer, or in the absence of the Chief Executive Officer the President or the Chief Operating Officer, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. In lieu of any contrary resolution duly adopted by the Board, the Chief Financial Officer shall be the Treasurer of the corporation.

5.12 TREASURER

The Treasurer shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board, these Bylaws, the Chief Executive Officer or the President.

5.13 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as are provided in these Bylaws or as may be designated from time to time by the Board.

5.14 COMPENSATION OF OFFICERS

The compensation of all officers of the corporation shall be fixed by the Board or by a committee thereof. Except as otherwise required by law or regulation, the Board may delegate to an officer of the corporation the power to fix the compensation of all other officers of the corporation.

ARTICLE VI

INDEMNITY

6.1 RIGHT TO INDEMNIFICATION.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI with respect to Proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board to the fullest extent permitted by law. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the General Corporation Law of Delaware requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “Undertaking”).

6.2 RIGHT OF INDEMNITEE TO BRING SUIT.

If a claim under Section 6.1 of this Article VI is not paid in full by the corporation within forty-five (45) days after a written claim has been received by the corporation, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of Delaware. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its Board, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VI or otherwise shall be on the corporation.

6.3 NON-EXCLUSIVITY OF RIGHTS.

The rights of indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.4 INSURANCE.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware. To the extent that the corporation maintains any policy or policies providing such insurance, each such person to which rights to indemnification have been granted as provided in this Article VI shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder.

6.5 INDEMNIFICATION OF EMPLOYEES OR AGENTS OF THE CORPORATION.

The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of directors or officers of the corporation.

6.6 INDEMNIFICATION CONTRACTS.

The Board is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or the enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for this Article VI.

6.7 EFFECT OF AMENDMENT.

Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records. Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provide that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provision of the General Corporation Law of the State of Delaware. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper from accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purse shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Delaware Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Unless otherwise directed by the Board, the Chief Executive Officer, the President, or any other person authorized by the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board or Chief Executive

Officer; or the President, Chief Operating Officer or any Vice-President, and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she or it were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if any, that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates representing shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require, or may require any transfer agent, if any, for the shares to require, the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the Certificate, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of the State of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock. The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 FISCAL YEAR

The fiscal year of the corporation shall end on December 31, unless changed by resolution of the Board.

8.9 SEAL

This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10 TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (as determined by legal counsel to the corporation), it shall be the duty of the corporation, as the corporation may so instruct its transfer agent, if any, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, confer the power to alter, amend or repeal these Bylaws, and adopt new Bylaws, upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to alter, amend or repeal these Bylaws, and adopt new Bylaws. Notwithstanding any provision of the Bylaws, the Certificate or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate or any Preferred Stock designation, the amendment or repeal of all or any portion of Article III, Section 3.2 (number of directors), Section 3.4 (election, qualification and term of office of directors), Section 3.5 (resignation and vacancies), Section 3.15 (removal of directors), Article VI (indemnity), or this Article IX (amendments) by the stockholders of the corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class.